Exhibit 10.6.3

SECOND AMENDMENT TO THE FIRST AMENDED AND

RESTATED CREDIT AGREEMENT

This Second Amendment to the First Amended and Restated Credit Agreement (this “Amendment”), dated as of April 15, 2015 (the “Effective Date”) is entered into between SOSVENTURES, LLC, a Delaware limited liability company, as lender (“Lender”) and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and STARBOARD RESOURCES, INC, a Delaware corporation, as borrower (the “Borrower”).

R E C I T A L S:

WHEREAS, the Borrower, Administrative Agent and Lenders are parties to that certain First Amended and Restated Credit Agreement, dated as of July 25, 2013, as amended by First Amendment to the First Amended and Restated Credit Agreement dated as of June 3, 2014 (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, capitalized terms used herein and not otherwise defined herein and defined in the Credit Agreement shall have meanings given to them in the Credit Agreement;

WHEREAS, the Borrower has requested that the Administrative Agent and Lender amend the Credit Agreement and commit to certain funds under its Commitment; and

WHEREAS, the Administrative Agent and Lender are willing to amend the Credit Agreement under the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

1. The following definition is hereby added to Section 1 of the Credit Agreement as follows:

“Second Amendment to Credit Agreement” means the Second Amendment to Credit Agreement dated as of April 15, 2015, between the Administrative Agent, Lender and the Borrower, amending the Credit Agreement.

2. Section 2.9 of the Credit Agreement is hereby amended to read in its entirety as follows:

2.9. Use of Proceeds.  The proceeds of the Notes shall be used for funding of Borrower’s oil drilling projects and the repayment of certain of Borrower’s indebtedness to Independent Bank under Independent Bank’s Credit Agreement in conjunction with the execution of the Second Amendment to Credit Agreement.

3. Further Assurances.  The Borrower agrees to execute and deliver or cause the appropriate Person to execute and deliver such certificates, mortgages, amendments to mortgages and other security instruments as the Administrative Agent or Lender may from time to time reasonably request to reflect the terms of this Amendment.

4. Benefit of Administrative Agent and Lenders.  All of the conditions in this Amendment and the Credit Agreement are solely for the benefit of the Administrative Agent and Lender, and no Person other than the Administrative Agent and Lender may rely thereon or insist on compliance therewith.

5. Suspension of Remedies.  By its execution of this Amendment, Lender and Administrative Agent (a) suspend for one hundred fifty (150) days after the Effective Date of this Amendment their respective remedies against Borrower arising out of any Event of Default resulting from a Borrowing Base Deficiency (as defined in Independent Bank’s Credit Agreement), if any, (b) suspend their respective remedies against Borrower until after December 31, 2015 arising out of any Event of Default resulting from the reclassification of approximately $300,000.00 of 2014 revenue as 2013 revenue, and (c) suspend their respective remedies against Borrower for one hundred fifty (150) days after the Effective Date of this Amendment arising out of any Event of Default resulting from the implementation of any payment blockage under the Intercreditor Agreement dated July 25, 2013, and any amendments thereto, by and between Administrative Agent and Independent Bank due to a Borrowing Base Deficiency, if any.

6. Funding.  At Borrower’s request Lender is advancing under its Commitment, $___________, directly to Independent Bank to repay certain of Borrower’s indebtedness to Independent Bank and related closing costs and $5,000,000.00 into a controlled account for the benefit of Borrower held at Independent Bank.

7. Ratification.  The Borrower hereby ratifies the Obligations and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the other Loan Documents to which it is a party shall continue in full force and effect after giving effect to this Amendment.  Nothing in this Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of the Administrative Agent and Lender created by or contained in any of such documents nor is the Borrower released from any covenant, warranty or obligation created by or contained therein.

8. Representations and Warranties.  The Borrower hereby represents and warrants to Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower in accordance with its terms, and (c) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower.

9. Conditions to Effectiveness.  This Amendment shall be effective upon (a) the execution by all parties of this Amendment and the receipt thereof by the Lender and the Administrative Agent, (b) the execution and delivery of the Second Amendment to Intercreditor Agreement of even date herewith by all parties thereto, including Borrower, (c) the delivery by Borrower of the warrants and related documents as provided in such Second Amendment to Intercreditor Agreement and (d) the execution and delivery by Borrower of the Assignment of Overriding Royalty Interest described in such Second Amendment to Intercreditor Agreement.

10. RELEASE OF CLAIMS.  The Borrower for itself, its successors and assigns and all those at interest therewith including, without limitation, each Guarantor (collectively, the “Releasing Parties”), jointly and severally, hereby voluntarily and forever, RELEASE, DISCHARGE AND ACQUIT Lenders and the Administrative Agent and their respective officers, directors, shareholders, employees, agents, successors, assigns, representatives, affiliates and insurers (sometimes referred to below collectively as the “Released Parties”) and all those at interest therewith of and from any and all claims, causes of action, liabilities, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), and losses of every kind or nature at this time known or unknown, direct or indirect, fixed or contingent, which the Releasing Parties, have or hereafter may have arising out of any act, occurrence, transaction, or omission occurring from the beginning of time to the date of execution of this Amendment if related to the Note or the other Loan Documents (the “Released Claims”), except that (i) the future duties and obligations of Lenders and the Administrative Agent under the Loan Documents and the rights of the Borrower to its funds on deposit with Lenders and the Administrative Agent shall not be included in the term Released Claims and (ii) the right of the Borrower to require the correction of manifest accounting errors and similar administrative errors shall not be included in the term Released Claims.  IT IS THE EXPRESS INTENT OF THE RELEASING PARTIES THAT THE RELEASED CLAIMS SHALL INCLUDE ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR ATTRIBUTABLE TO THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE RELEASED PARTIES.

11. Counterparts.  For the convenience of the parties, this Amendment may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Amendment.

12. Effect.  This Amendment is one of the Loan Documents.  Except as amended hereby, the Credit Agreement shall remain unchanged and in full force and effect, and the Borrower hereby ratifies the terms of the Credit Agreement (as amended hereby), including, without limitation, the provisions of Sections 9.15, 9.16, 9.17 and 9.18 thereof.

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13. ENTIRE AGREEMENT.  THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF.  FURTHERMORE, IN THIS REGARD, THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

BORROWER:	Starboard Resources, Inc.

By:
Michael J. Pawelek
CEO, Starboard Resources, Inc.

ADMINISTRATIVE AGENT AND LENDER:	SOSventures, LLC

By:
Sean O’Sullivan
Managing Director, SOSventures, LLC
Its: